EXHIBIT 99.1

                 Pacific Capital Bancorp Reports $0.31
             Earnings Per Share for Third Quarter of 2005

    SANTA BARBARA, Calif.--(BUSINESS WIRE)--Oct. 25, 2005--Pacific Capital Bancorp (Nasdaq:PCBC), a community bank holding company with $6.7 billion in assets, today announced financial results for the third quarter ended September 30, 2005.
    Net income for the third quarter was $14.4 million, or $0.31 per fully diluted share, compared with $14.6 million, or $0.32 per fully diluted share, in the same period of the prior year.
    For the nine months ended September 30, 2005, net income increased 20% to $88.2 million, or $1.91 per fully diluted share, from net income of $73.7 million, or $1.61 per fully diluted share, in the same period of the prior year.
    Pacific Capital Bancorp's return on average equity (ROE) and return on average assets (ROA) for the third quarter of 2005 were 10.89% and 0.88%, respectively, compared to 13.43% and 1.01%, respectively, for the third quarter of 2004.
    "We continued our strong revenue growth in the third quarter with significant increases in both net interest income and non-interest revenue," said William S. Thomas, Jr., President and Chief Executive Officer of Pacific Capital Bancorp. "We are seeing quality lending opportunities throughout our markets, which allowed us to generate 15% annualized organic loan growth. We saw strong double-digit annualized growth in the multi-family residential and consumer portfolios. We are also very pleased with the integration of First Bank of San Luis Obispo (FSLO), which has gone smoothly. Since the acquisition, we have been able to keep its attractive deposit base intact, and we are encouraged by the growing pipeline of lending opportunities we are building in San Luis Obispo County."

    Income Statement

    Throughout this press release, the Company has presented certain amounts and ratios that are computed both with and without the impact of the Company's RAL/RT programs. The Company's management utilizes the non-RAL/RT information in the evaluation of its core banking operations and believes that the investment community also finds this information valuable. The information that excludes balances and results of the RAL/RT programs is reconciled to the consolidated information prepared in accordance with Generally Accepted Accounting Principles in tables at the end of this release.
    During the third quarter, total interest income was $93.1 million, compared with $76.6 million in the same quarter of 2004. The increase in total interest income was primarily attributable to the acquisition of FSLO, organic growth in the loan portfolio, and to higher yields on loans and securities.
    Total interest expense for the third quarter of 2005 was $29.6 million, compared with $18.4 million for the third quarter of 2004. The increase in total interest expense resulted from the deposits and borrowings acquired with FSLO, the organic growth in deposits over the past year, higher rates paid on deposits, and higher borrowings incurred to support loan growth.
    Net interest income for the third quarter of 2005 was $63.5 million, an increase of 9.2% over $58.2 million in the same quarter of 2004.
    Net interest margin for the third quarter of 2005 was 4.33%, which compares with 4.46% in the third quarter of 2004. Exclusive of RALs in both periods, net interest margin in the third quarter of 2005 was 4.39%, compared with 4.48% in the third quarter of 2004. This also compares with a net interest margin of 4.41% in the second quarter of 2005, exclusive of RALs.
    Non-interest revenue was $14.8 million, an increase of 32% over $11.2 million in the third quarter of 2004.
    Total non-interest revenue includes the following items:

    -- Service charges on deposit accounts increased during the third quarter of 2005 to $4.4 million, up 7.2% over the third quarter of 2004.

    -- Fees generated by the Company's Trust & Investment Services Division in the third quarter of 2005 were $4.3 million, a 14.9% increase from $3.7 million in the third quarter of 2004.

    -- Income from other service charges, commissions and fees was $4.9 million, an increase of 27.2% over $3.8 million recorded in the same period for the previous year. The increase is primarily attributable to higher fees from debit cards, check ordering commissions, and deposit prepayment penalties.

    -- Other income was $1.1 million, which was positively impacted by earnings on Bank-Owned Life Insurance, gain on sale of SBA loans, and a reduction in losses on tax credit partnerships.

    The Company's operating efficiency ratio for the third quarter of 2005 was 67.66%, compared with 60.26% in the same period last year. Excluding the impact of the RAL/RT programs in these periods, the Company's operating efficiency ratio for the third quarter of 2005 was 65.19%, compared with 57.78% in the same period last year and 58.32% in the second quarter of 2005.
    The increase in operating efficiency ratio over the prior year is primarily attributable to expenses related to the company-wide IT system conversion, as well as investments in risk management personnel to support the expected future growth in asset size. The Company also recorded a $1.4 million increase in the reserve for off-balance sheet unfunded loan commitments, which increased operating expenses in the third quarter of 2005. This increase in the reserve recognizes the contractual commitment the Company may have to extend further credit to a specific borrower whose financial condition has weakened.

    Balance Sheet

    Total gross loans were $4.64 billion at September 30, 2005, compared to $4.26 billion at June 30, 2005. Excluding $217 million in loans added through the FSLO acquisition, total gross loans increased to $4.42 billion at September 30, 2005 from $4.26 billion at June 30, 2005, an annualized organic growth rate of 15.2%. The organic growth in the loan portfolio during the third quarter of 2005 was highest in multi-family residential and commercial loans.
    Total deposits were $5.09 billion at September 30, 2005, compared to $4.62 billion at June 30, 2005, and $4.42 billion at September 30, 2004. Excluding $254 million in deposits added through the FSLO acquisition, total deposits increased $207 million from the end of the prior quarter.

    Asset Quality and Capital Ratios

    In the third quarter of 2005, the Company recorded a provision for credit losses of $2.0 million, compared with a provision of $2.7 million for the same period last year. The lower than expected level of provision for credit losses in the third quarter of 2005 is reflective of a decrease in special mention loans, a low level of net charge-offs, and additional collateral received against a number of existing problem loans. These events resulted in a rate of increase in the estimated losses, i.e., the needed allowance, lower than the rate of increase in the outstanding balances of loans. Consequently, at September 30, 2005, the allowance for credit losses (excluding RALs) was $51.4 million, or 1.11% of total loans, compared to $49.9 million, or 1.17% of total loans, at June 30, 2005.
    Exclusive of RALs, total nonperforming assets, which include nonperforming loans and other real estate owned, declined 4.5% to $23.0 million, or 0.35% of total assets, at September 30, 2005, from $24.1 million, or 0.39% of total assets, at June 30, 2005.
    The Company's ratio of allowance to nonperforming loans (excluding
RALs) was 259% at September 30, 2005, compared to 235% at June 30,
2005.
    Excluding RALs, net charge-offs were $2.2 million for the three months ended September 30, 2005, compared with net charge-offs of $2.7 million for the three months ended June 30, 2005 and net recoveries of $1.1 million for the three months ended September 30, 2004.
    Annualized net charge-offs to total average loans (both excluding
RALs) were 0.19% for the three months ended September 30, 2005, compared with 0.26% for the three months ended June 30, 2005 and negative 0.11% (annualized net recoveries) for the three months ended September 30, 2004.
    During the third quarter, the Company collected $5.7 million of the $7.5 million tax refund loans shown as outstanding as of June 30, 2005. The Company anticipates collecting the remaining loans during the fourth quarter.
    The Company's capital ratios continue to be above the well-capitalized guidelines established by bank regulatory agencies.

    2006 RAL/RT Programs

    The Company expects its overall transaction volume during the 2006 RAL/RT season to increase by approximately 8% and expects the product mix to be 25% RALs and 75% RTs. With a competitive pricing environment and a shift in the product mix towards RTs, the Company believes that increased volume will not necessarily equate to a corresponding percentage increase in profitability.
    "The demand for RALs and RTs continues to grow as more taxpayers are seeking to receive their tax refunds as quickly as possible," said Thomas. "We are also continuing to expand our network of tax preparation firms that originate RALs and RTs, which increases our ability to capitalize on the growth of this market."

    Outlook

    Pacific Capital Bancorp narrowed its earnings guidance for the full year 2005. The Company now expects fully diluted earnings per share for the full year 2005 to range between $2.17 - $2.20, compared with its previous guidance of $2.14 - $2.20.
    Commenting on the outlook for the Company, Thomas said, "Our business development initiatives are producing strong results and we continue to have a growing pipeline of lending opportunities. We believe we can continue generating double-digit revenue growth in the foreseeable future, which will position us well in 2006 as we leverage the investments we have made in our infrastructure this year."

    New Bond Rating Service

    Pacific Capital Bancorp also announced that Dominion Bond Rating Service has initiated coverage of the Company's debt instruments.

    Conference Call and Webcast

    The Company will hold a conference call today at 11:00 a.m. Eastern time / 8:00 a.m. Pacific time, to discuss its third quarter 2005 results. To access a live webcast of the conference call, log on at the Investor Relations page of the Company's website at www.pcbancorp.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

    Pacific Capital Bancorp is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank that operates 48 branches under the local brand names of Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank, San Benito Bank, Pacific Capital Bank and First Bank of San Luis Obispo.

    Forward-Looking Statements

    This press release contains forward-looking statements with respect to the financial condition, results of operation and businesses of Pacific Capital Bancorp. These include statements that relate to or are dependent on estimates or assumptions relating to the prospects of continued loan and deposit growth, improved credit quality, the health of the capital markets, the Company's de novo branching and acquisition efforts, the operating characteristics of the Company's income tax refund loan and transfer programs and the economic conditions within its markets. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company's control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) increased competitive pressure among financial services companies; (2) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (3) deterioration in general economic conditions, internationally, nationally or in California; (4) the occurrence of terrorist acts; (5) reduced demand for or earnings derived from the Company's income tax refund loan and refund transfer programs; (6) legislative or regulatory changes adversely affecting the businesses in which Pacific Capital Bancorp engages; (7) unfavorable conditions in the capital markets; (8) difficulties in opening additional branches or integrating acquisitions; and (9) other risks detailed in reports filed by Pacific Capital Bancorp with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and Pacific Capital Bancorp does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

    Non-GAAP Amounts and Measures

    This press release contains amounts and ratios that are computed excluding the results of operations of the RAL/RT programs and/or exclude asset and liability balances related to those programs. Because they relate to the filing of individual tax returns, these programs are activities primarily during the first and third quarters of each year. These programs comprise one of the Company's operating segments for purposes of segment reporting in the Company's quarterly and annual reports to the SEC. The Company's Management believes analysts and investors find this information useful for the same reason that Management uses it internally, namely, it provides more comparability with virtually all of the rest of the Company's peers that do not operate such programs.
    The information that excludes balances and results of the RAL/RT programs is reconciled to the consolidated information prepared in accordance with Generally Accepted Accounting Principles in several tables at the end of this release.
    In addition to the non-GAAP measures computed related to the Company's balances and results exclusive of its RAL and RT programs, this filing contains other financial information determined by methods other than in accordance with GAAP. Management uses these non-GAAP measures in their analysis of the business and its performance. In particular, net interest income, net interest margin and operating efficiency are calculated on a fully tax-equivalent basis ("FTE"). Management believes that the measures calculated on a FTE basis provide a useful picture of net interest income, net interest margin and operating efficiency for comparative purposes. Net interest income and net interest margin on a FTE basis is determined by adjusting net interest income to reflect tax-exempt interest income on an equivalent before-tax basis. The efficiency ratio also uses net interest income on a FTE basis.


PACIFIC CAPITAL BANCORP
Summary Financial Data (Unaudited)
(In thousands except per share earnings):

                               For the Three-Month  For the Nine-Month
                                  Periods Ended      Periods Ended
                                    Sept. 30,           Sept. 30,
                                  2005     2004      2005      2004

Interest income from:
  Loans                          $78,199  $60,387  $279,427  $203,852
  Securities                      14,720   16,033    44,785    44,178
  Federal funds sold and resell
   agreements                        188      163       494       747
  Commercial paper                    --       --        --        --
      Total interest income       93,107   76,583   324,706   248,777
Interest expense on:
  Deposits                        20,033   11,024    49,737    29,910
  Federal funds purchased and
   repurchase agreements             953      216     3,387       973
  Other borrowed funds             8,636    7,184    23,994    18,434
      Total interest expense      29,622   18,424    77,118    49,317
Net interest income before
 provision                        63,485   58,159   247,588   199,460
Provision for credit losses-RALs
                                      --       --    40,642     8,954
Provision for credit losses-non
 RAL                               1,967    2,740     8,238     2,107
  Net interest income after
   provision for credit losses    61,518   55,419   198,708   188,399
Noninterest revenue:
  Service charges on deposits      4,356    4,064    12,894    12,199
  Trust fees                       4,269    3,714    12,639    11,501
  Refund transfer fees               235      185    24,920    20,997
  Other service charges,
   commissions and fees, net       4,854    3,816    16,880    13,487
  Net gain on sale of RALs            --       --    26,023     2,945
  Net gain/(loss) on securities
   transactions                       --     (973)     (730)   (1,489)
  Other income                     1,100      435     5,301     3,602
    Total noninterest revenue     14,814   11,241    97,927    63,242
Operating expense:
  Salaries and benefits           25,822   22,916    78,515    72,165
  Net occupancy expense            4,765    3,839    12,930    11,244
  Equipment expense                3,059    2,252     8,128     6,562
  Other expense                   20,168   14,342    56,085    44,537
    Total operating expense       53,814   43,349   155,658   134,508
Income before income taxes        22,518   23,311   140,977   117,133
Provision for Income taxes         8,150    8,752    52,764    43,436
    Net income                   $14,368  $14,559  $ 88,213  $ 73,697

Earnings per share - basic       $  0.31  $  0.32  $   1.92  $   1.62
Earnings per share - diluted     $  0.31  $  0.32  $   1.91  $   1.61

Average shares for basic
 earnings per share               45,985   45,615    45,870    45,485
Average shares for diluted
 earnings per share               46,391   45,943    46,262    45,813
Taxable equivalent adjustment    $ 1,238  $ 1,569  $  4,434  $  4,766
Net interest margin (tax-
 equivalent)                        4.33%    4.46%     5.80%     5.21%

Operating efficiency ratio (tax-   67.66%   60.26%    44.39%    50.01%
 equivalent)

Return on average equity           10.89%   13.43%    23.55%    23.09%
Return on average assets            0.88%    1.01%     1.87%     1.76%

Charge-offs -- RAL               $    --  $    --  $ 48,955  $ 12,511
Charge-offs -- non RAL             3,153    2,514    17,483    13,185
Charge-offs -- total             $ 3,153  $ 2,514  $ 66,438  $ 25,696

Recoveries -- RAL                $    --  $     1  $  8,777  $  3,846
Recoveries - non RAL                 960    3,566  $  4,943     7,262
Recoveries - total               $   960  $ 3,567  $ 13,720  $ 11,108

Net charge-offs -- RAL           $    --  $    (1) $ 40,178  $  8,665
Net charge-offs -- non RAL         2,193   (1,052)   12,540     5,923
Net charge-offs -- total         $ 2,193  $(1,053) $ 52,718  $ 14,588

Annualized net charge-offs to
 average loans - incl RAL           0.19%   -0.11%     1.62%     0.52%
Annualized net charge-offs to
 average loans - non RAL            0.19%   -0.11%     0.39%     0.22%


EOP Balance Sheet
(in thousands)                        As of       As of       As of
                                     9/30/05    12/31/04     9/30/04

ASSETS:
  Cash and due from banks          $  163,366  $  133,116  $  128,158
  Federal funds sold & repos           69,500          --          --
    Cash and cash equivalents         232,866     133,116     128,158
Securities - available-for-sale(a)  1,408,991   1,524,874   1,465,585
Loans:
  Real Estate:
    Residential - 1 to 4 family    $1,067,306  $  901,679  $  872,849
    Multi-family residential          252,525     182,936     176,501
    Non-residential                 1,180,987   1,114,114   1,104,529
    Construction                      298,694     286,387     280,086
  Commercial loans                    891,563     740,848     737,363
  Consumer loans (inc. home
   equity)                            666,116     599,321     527,404
Tax refund loans                        1,831          --       1,412
  Leasing                             278,318     234,189     215,236
  Other Loans                           2,663       2,820       2,565
    Total loans                     4,640,003   4,062,294   3,917,945
    Less: allowance for credit
     losses                            51,822      53,977      52,169
        Net loans                   4,588,181   4,008,317   3,865,776
Premises, equipment and other
 long-term assets                     115,883     100,282      90,720
Accrued interest receivable            26,169      24,000      21,877
Goodwill                              144,476     109,745     109,232
Other intangible assets                10,476       5,321       5,531
Other assets                          162,806     119,130     118,161
        TOTAL ASSETS               $6,689,848  $6,024,785  $5,805,040

(a) Includes SFAS 115 adjustment for investment securities


LIABILITIES & SHAREHOLDERS' EQUITY:
(in thousands)                       As of       As of       As of
                                    9/30/05    12/31/04     9/30/04

Deposits:
   Noninterest bearing demand
    deposits                       $1,075,855  $1,013,772  $  992,351
   Interest bearing deposit         4,009,225   3,498,518   3,424,882
      Total Deposits                5,085,080   4,512,290   4,417,233
Repos & FF purchased                  181,808     179,041      99,811
Long-term debt and other
 borrowings                           827,751     823,122     785,167
Obligations under capital lease         9,266       9,130       7,655
Other liabilities                      59,845      41,520      39,109
   Total Liabilities                6,163,750   5,565,103   5,348,975
Shareholders' equity                  526,098     459,682     456,065
   Total Liabilities and
    Shareholders'
    equity                         $6,689,848  $6,024,785  $5,805,040

Actual shares outstanding at end
 of period                             46,060      45,719      45,645
Book value per share               $    11.42  $    10.05  $     9.99
Tangible book value per share      $     8.06  $     7.57  $     7.48

Nonperforming assets:
  Loans past due 90 days or more
   and still accruing              $    3,152  $      820  $    2,030
  Nonaccrual loans                     16,715      21,701      22,116
  Total nonperforming loans            19,867      22,521      24,146
  Other real estate owned and
   other foreclosed assets              3,157       2,910       2,910
Total nonperforming assets         $   23,024  $   25,431  $   27,056
Nonperforming loans as a
 percentage of total loans (excl
 RAL)                                    0.43%       0.55%       0.62%

Nonperforming assets as a
 percentage of total assets (excl
 RAL)                                    0.35%       0.43%       0.47%

Allowance for non-RAL credit
 losses as a percentage of
 nonperforming loans                      259%        240%        215%

Allowance for non-RAL credit
 losses as a percentage of total
 loans                                   1.11%       1.33%       1.32%


Average balances for the
 last five quarters:
(in thousands)
               Average      Average    Average     Average     Average
                3Q05         2Q05       1Q05        4Q04        3Q04

ASSETS:
Earning
 Assets:
Federal
 funds sold
 & repos    $   25,838  $    7,561  $   38,950  $      393  $   41,596
Taxable
 securi-
 ties(a)     1,210,366   1,238,227   1,282,010   1,312,123   1,287,004
Tax-exempt
 securi-
 ties(a)       203,486     192,583     187,811     185,455     181,982
  Total
   securi-
   ties(a)   1,413,852   1,430,810   1,469,821   1,497,578   1,468,986
 Commercial
  loans        967,425     789,057     781,204     778,128     755,784
 Consumer
  loans
  (inc.
  home
  equity)      639,936     530,381     531,010     509,710     472,466
 Tax refund
  loans          6,511      28,465     528,533         515       2,507
 Leasing       270,810     257,797     243,773     223,074     201,586
 Commercial
  real
  estate
  loans      1,564,550   1,625,930   1,609,577   1,579,228   1,521,761
 Residen-
  tial real
  estate
  loans      1,032,746     974,198     925,719     886,492     856,216
 Other
  Loans          2,795       1,967       2,584       3,091       7,866
  Total
   loans     4,484,773   4,207,795   4,622,400   3,980,238   3,818,186
   Total
    earning
    assets   5,924,463   5,646,166   6,131,171   5,478,209   5,328,768
Non-earning
 assets
 (inc.
 credit
 loss
 allow)        535,944     492,593     388,089     429,240     426,965
  TOTAL(a)   6,460,407   6,138,759   6,519,260   5,907,449   5,755,733
SFAS 115
 Adj on
 Investment
 Securities     21,980        (377)     13,592      20,966     (2,832)
TOTAL
 ASSETS     $6,482,387  $6,138,382  $6,532,852  $5,928,415  $5,752,901

(a) Exclusive of SFAS 115 adj. for investment securities


LIABILITIES & SHAREHOLDERS' EQUITY:
                                     Average     Average     Average
                                      3Q05        2Q05        1Q05

Interest-bearing deposits:
 Savings and interest bearing
  transaction accounts             $2,185,026  $1,982,968  $1,983,510
Time certificates of deposit        1,657,314   1,539,114   1,562,145
Total interest-bearing deposits     3,842,340   3,522,082   3,545,655
Repos & FF purchased                  129,991     138,505     216,715
Other borrowings                      843,948     809,823     874,160
Obligations under capital lease         9,235       9,188       9,140
 Total borrowed funds                 983,174     957,516   1,100,015
  Total interest-bearing
   liabilities                      4,825,514   4,479,598   4,645,670
Non-interest demand deposits        1,065,106   1,079,130   1,341,535
Other liabilities                      68,212      76,030      71,225
Total liabilities                   5,958,832   5,634,758   6,058,430
Shareholders' equity                  523,555     503,624     474,422
       TOTAL                       $6,482,387  $6,138,382  $6,532,852


                                                 Average     Average
                                                  4Q04        3Q04

Interest-bearing deposits:
 Savings and interest bearing transaction
  accounts                                     $2,002,500  $1,966,956
Time certificates of deposit                    1,495,094   1,478,049
Total interest-bearing deposits                 3,497,594   3,445,005
Repos & FF purchased                              127,916      59,133
Other borrowings                                  784,071     763,174
Obligations under capital lease                     7,672       7,655
 Total borrowed funds                             919,659     829,962
  Total interest-bearing liabilities            4,417,253   4,274,967
Non-interest demand deposits                    1,010,492     999,924
Other liabilities                                  46,593      46,863
Total liabilities                               5,474,338   5,321,754
Shareholders' equity                              454,077     431,147
       TOTAL                                   $5,928,415  $5,752,901



Net Interest Income
  for the last 5 quarters
  (tax equivalent basis)

                          Actual   Actual    Actual   Actual   Actual
                           3Q05     2Q05      1Q05     4Q04     3Q04

Interest Income:
  Commercial loans       $19,085  $14,065  $ 13,012  $12,259  $11,622
  Consumer loans (inc.
   home equity)           10,045    8,808    10,003    9,765    7,585
  Tax refund loans           141    2,531    61,971       48       53
  Leasing loans            6,177    5,826     5,453    5,011    4,601
  Commercial real estate
   loans                  28,094   27,571    25,847   24,716   24,605
  Residential real
   estate loans           14,715   13,510    12,841   12,302   12,014
  Other Loans                 22       15        15       20       22
     Total loan income    78,279   72,326   129,142   64,121   60,502
  Taxable securities      11,971   11,424    13,400   13,784   13,470
  Tax-exempt securities    3,907    4,106     4,066    4,008    4,017
   Total securities
    income                15,878   15,530    17,466   17,792   17,487
   Fed Funds sold &
    repos                    188       56       250        1      163
     Total interest
      income              94,345   87,912   146,858   81,914   78,152

Interest expense:
  Interest-bearing
   deposits:
    Savings & interest
     bearing transaction
     accounts              7,062    5,265     4,145    3,655    3,442
    Time deposits         12,971   10,698     9,595    8,577    7,582
      Total interest-
       bearing deposits   20,033   15,963    13,740   12,232   11,024
  Repos & Fed funds
   purchased                 953    1,033     1,401      616      216
  Other borrowings         8,636    7,615     7,742    7,046    7,184
    Total borrowings       9,589    8,648     9,143    7,662    7,400
      Total interest
       expense            29,622   24,611    22,883   19,894   18,424

Tax equivalent net
 interest income          64,723   63,301   123,975   62,020  $59,728
Tax equivalent
 adjustment               (1,238)  (1,604)   (1,592)  (1,580)  (1,569)
Reported net interest
 income                  $63,485  $61,697  $122,383  $60,440  $58,159


                             For the Three-Month  For the Nine-Month
                                Periods Ended       Periods Ended
                                  Sept. 30,            Sept. 30,
RAL Income Statement           2005      2004      2005        2004

Interest income              $    141  $     53  $ 65,071  $   36,625
Interest expense                  685        21     3,372         988
Net interest income              (544)       32    61,699      35,637
Provision-RAL                      --        --    40,642       8,954
RT fees                           235       185    24,920      20,997
Gain on sale of loans              --        --    26,023       2,945
Other service charges,
 commissions and fees, net        485       474     5,946       3,966
Total noninterest income          720       659    56,891      27,908
Staff expense                     714       964     5,698       4,427
Other expense                   1,363     1,213     9,659       7,919
Noninterest expense             2,077     2,177    15,357      12,346
Income before income taxes     (1,901)   (1,486)   62,591      42,245
Income taxes                     (799)     (625)   26,320      17,764
Net income                     (1,102)     (861)   36,271      24,481


RAL AMOUNTS USED IN COMPUTATION OF NET INTEREST MARGIN EXCLUSIVE
 OF RALs

                                            Three Months Ended
                                              Sept. 30, 2005

                                                            Excluding
(dollars in thousands)             Consolidated    RAL/RT      RAL/RT

Average consumer loans               $  646,447  $  6,511  $  639,936
Average loans                         4,484,773     6,511   4,478,262
Average total assets                  6,482,387   210,635   6,271,752
Average earning assets                5,924,463    25,830   5,898,633
Average certificates of deposit       1,657,314        --   1,657,314
Federal funds purchased                  27,572    46,958     (19,386)
FHLB advances and other long term
 debt                                   840,183    50,000     790,183
Average interest bearing liabilities  4,825,514    96,958   4,728,556
Average equity                          523,555    87,215     436,340
Consumer loans interest income           10,186       141      10,045
Loan interest income(a)                  78,199       141      78,058
Interest income(a)                       93,107       141      92,966
Interest expense                         29,622       685      28,937
Net interest income(a)                   63,485      (544)     64,029
Tax equivalent adjustment                 1,238        --       1,238


                                             Three Months Ended
                                               Sept. 30, 2004

                                                            Excluding
(dollars in thousands)              Consolidated   RAL/RT      RAL/RT

Average consumer loans                $  474,973  $ 2,507  $  472,466
Average loans                          3,818,186    2,507   3,815,679
Average total assets                   5,752,901   70,226   5,682,675
Average earning assets                 5,328,768   21,826   5,306,942
Average certificates of deposit        3,445,005    2,000   3,443,005
Federal funds purchased                       --       --          --
FHLB advances & other LT Debt                 --       --          --
Average interest bearing liabilities   4,274,967    2,000   4,272,967
Average equity                                --       --          --
Consumer loans interest income             7,638       53       7,585
Loan interest income(a)                   60,387       53      60,334
Interest income(a)                        76,583       53      76,530
Interest expense                          18,424       21      18,403
Net interest income(a)                    58,159       32      58,127
Tax equivalent adjustment                  1,569       --       1,569


                                            Nine Months Ended
                                              Sept. 30, 2005

                                                            Excluding
(dollars in thousands)             Consolidated    RAL/RT      RAL/RT

Average consumer loans               $  699,152  $ 99,686  $  599,466
Average loans                         4,351,579    99,686   4,251,893
Average total assets                  6,298,545   367,462   5,931,083
Average earning assets                5,813,604   141,328   5,672,276
Average certificates of deposit       1,586,539    16,987   1,569,552
Federal funds purchased                  97,029    89,135       7,894
FHLB advances and other long term
 debt                                   838,981    50,000     788,981
Average interest bearing liabilities  4,650,919   156,122   4,494,797
Average equity                          500,714    87,449     413,265
Consumer loans interest income           93,524    64,643      28,881
Loan interest income(a)                 279,427    64,667     214,760
Interest income(a)                      324,706    65,071     259,635
Interest expense                         77,118     3,372      73,746
Net interest income(a)                  247,588    61,699     185,889
Tax equivalent adjustment                 4,434        --       4,434


                                            Nine Months Ended
                                              Sept. 30, 2004

                                                            Excluding
(dollars in thousands)             Consolidated    RAL/RT      RAL/RT

Average consumer loans               $  583,580  $137,102  $  446,478
Average loans                         3,745,983   137,102   3,608,881
Average total assets                  5,635,101   461,892   5,173,209
Average earning assets                5,240,046   241,336   4,998,710
Average certificates of deposit       3,297,550    15,347   3,282,203
Federal funds purchased                      --        --          --
FHLB advances & Other LT Debt                --        --          --
Average interest bearing liabilities  4,112,049   299,377   3,812,672
Average Equity                               --        --          --
Consumer loans interest income           59,238    36,492      22,746
Loan interest income(a)                 203,852    36,492     167,360
Interest income(a)                      248,777    36,625     212,152
Interest expense                         49,317       988      48,329
Net interest income(a)                  199,460    35,637     163,823
Tax equivalent adjustment                 4,766        --       4,766

(a) Does not include taxable equivalent adjustment.



RECONCILIATION OF OTHER AMOUNTS WITH AND WITHOUT RAL/RT AMOUNTS

                                               Three Months Ended
                                                 Sept. 30, 2005

                                                            Excluding
(dollars in thousands)                 Consolidated   RAL/RT   RAL/RT

Other service charges, commissions
 and fees                                   $ 4,854  $   485  $ 4,369
Noninterest                                  14,814      720   14,094
Operating expense                            53,814    2,077   51,737
Provision for credit losses                   1,967       --    1,967
Income before taxes                          22,518   (1,901)  24,419
Provision for income taxes                    8,150     (799)   8,949
Net income                                   14,368   (1,102)  15,470


                                               Three Months Ended
                                                 Sept. 30, 2004

                                                            Excluding
(dollars in thousands)                 Consolidated   RAL/RT   RAL/RT

Other service charges,
   commissions and fees                     $ 3,816  $   474  $ 3,342
Noninterest revenue                          11,241      659   10,582
Operating expense                            43,349    2,177   41,172
Provision for credit losses                   2,740       --    2,740
Income before taxes                          23,311   (1,486)  24,797
Provision for income tax                      8,752     (625)   9,377
Net income                                   14,559     (861)  15,420


                                              Nine Months Ended
                                                Sept. 30, 2005

                                                            Excluding
(dollars in thousands)                Consolidated   RAL/RT    RAL/RT

Other service charges,
   commissions and fees                   $ 16,880  $ 5,946  $ 10,934
Noninterest revenue                         97,927   56,891    41,036
Operating expense                          155,658   15,357   140,301
Provision for credit losses                 48,880   40,642     8,238
Income before taxes                        140,977   62,591    78,386
Provision for income tax                    52,764   26,320    26,444
Net income                                  88,213   36,271    51,942


                                              Nine Months Ended
                                                Sept. 30, 2004

                                                            Excluding
(dollars in thousands)                Consolidated   RAL/RT    RAL/RT

Other service charges,
   commissions and fees                   $ 13,487  $ 3,966  $  9,521
Noninterest revenue                         63,242   27,908    35,334
Operating expense                          134,508   12,346   122,162
Provision for credit losses                 11,061    8,654     2,407
Income before taxes                        117,133   42,245    74,888
Provision for income tax                    43,436   17,764    25,672
Net income                                  73,697   24,481    49,216


RATIOS INCLUDING AND EXCLUDING RAL/RT

                                                 Three Months Ended
                                                   Sept. 30, 2005

                                                             Excluding
                                           Consolidated       RALs/RTs

Return on average assets                          0.88%          0.98%
Return on average equity                         10.89%         14.07%
Operating efficiency                             67.66%         65.19%
Net interest margin                               4.33%          4.39%


                                                 Three Months Ended
                                                   Sept. 30, 2004

                                                             Excluding
                                           Consolidated       RALs/RTs

Return on average assets                          1.01%          1.08%
Return on average equity                         13.43%         15.85%
Operating efficiency                             60.26%         57.78%
Net interest margin                               4.46%          4.48%


                                                 Nine Months Ended
                                                   Sept. 30, 2005

                                                             Excluding
                                           Consolidated       RALs/RTs

Return on average assets                          1.87%          1.17%
Return on average equity                         23.55%         16.80%
Operating efficiency                             44.39%         60.45%
Net interest margin                               5.80%          4.49%


                                                 Nine Months Ended
                                                   Sept. 30, 2004
                                                             Excluding
                                           Consolidated       RALs/RTs

Return on average assets                          1.76%          1.28%
Return on average equity                         23.09%         16.73%
Operating efficiency                             50.01%         59.47%
Net interest margin                               5.21%          4.51%


                                              Sept. 30, 2005

End of Period Balances                                      Excluding
(dollars in thousands)              Consolidated   RAL/RT      RAL/RT

Total loans                           $4,640,003  $ 1,831  $4,638,172
Noninterest bearing deposits           1,075,855   26,199   1,049,656
Total deposits                         5,085,080   26,199   5,058,881
FHLB advances and other long-term
 debt                                    823,283   50,000     773,283


                                              Sept. 30, 2004

End of Period Balances                                      Excluding
(dollars in thousands)              Consolidated   RAL/RT      RAL/RT

Total loans                           $3,917,945  $ 1,412  $3,916,533
Noninterest bearing deposits             992,351   19,295     973,056
Total deposits                         4,417,233   21,295   4,395,938
FHLB advances and other long-term
 debt                                    785,167       --     785,167



    CONTACT: Pacific Capital Bancorp
             Debbie Whiteley, 805-884-6680
             Debbie.Whiteley@pcbancorp.com